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                                                                 Exhibit (4)(g)

                      Metropolitan Life Insurance Company

                               [200 Park Avenue
                           New York, New York 10166]

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QUALIFIED G-ROTH 403(B) TAX SHELTERED ANNUITY CONTRIBUTION PROGRAM ENDORSEMENT

This Endorsement forms a part of the Contract or Certificate ("the Contract") to which it is attached and is effective as of the issue date of the Contract that will only accept contributions permitted under Section 402A of the Internal Revenue Code of 1986, as amended, (the "Code") under a Qualified Roth Contribution Program within the meaning of section 402A of the Code established under an employer's plan under section 403(b) of the Code. In the case of a conflict with any provision in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control.

The following provisions apply to the Contract under Section 402A and
Section 403(b) the Code. Unless expressly stated the changes below do not remove non-tax restrictions and/or limitations on distributions, contributions, withdrawals or loans or give any additional contractual rights not granted in the other sections of this contract and that are not mandated under the federal income tax laws

    1. Owner. The Owner must be either an organization described in
       ______
       Section 403(b)(1)(A) of the Code or an individual employee of such an organization. If the Owner is an organization described in
       Section 403(b)(1)(A) of the Code, then the individual employee for whose benefit the organization has established an annuity plan under
       Section 403(b) of the Code must be the Annuitant under the Contract. If the Owner is an employee of an organization described in
       Section 403(b)(1)(A) of the Code, then such employee must be the Annuitant under the Contract. Where the Contract is a group contract owned by a qualifying organization described above (or by a trust) for the exclusive benefit of participants in the 403(b) plan and their beneficiaries, "Annuitant" shall also mean each plan participant for whose benefit amounts are held under the Contract.

    2. The interest of the Annuitant in the Contract shall be non-forfeitable. A return of contributions, including any allocable earnings thereon, (including excess deferrals) can be made in the event the insurer determines that a mistake in fact has occurred. Such distributions shall not be subject to any tax restrictions on withdrawals and distributions in section 8 of the Endorsement. We will only make such distributions only when permitted by the Code or required by the Internal Revenue Service.

    3. Non-transferability. Other than in a transaction with the Company, or
       ____________________
       except to the extent provided below, the interest of the Annuitant under this Contract cannot be transferred, sold, assigned, discounted, or used as collateral for a loan or as security for any other purpose. These requirements shall not apply to a "qualified domestic relations order" (as defined in Code Section 414(p)).

    4. Contributions.
       ______________
       If the Annuitant's employer has established a Qualified Roth
       ____________________________________________________________
       Contribution Program under the employer's Section 403(b) plan, this
       ___________________________________________________________________
       Contract will accept after- tax elective deferral contributions
       _______________________________________________________________
       permitted under the plan and under Section 402A of the Code that are
       ____________________________________________________________________
       irrevocably designated as Roth contributions. Contributions made as
       ___________________________________________________________________
       elective deferrals cannot exceed the limitations under Section 402(g) of
       ________________________________________________________________________
       the Code in the aggregate on an individual participant basis,
       _____________________________________________________________
       considering all elective deferrals (whether or not made to Designated
       _____________________________________________________________________
       Roth Accounts under Section 402A of the Code) made by the participant to
       ________________________________________________________________________
       retirement plans specified in Section 402(g) of the Code. Additionally,
       _______________________________________________________________________
       the aggregate of all contributions made to the employer's Section 403(b)
       ________________________________________________________________________
       plan (including contribution made under section 402A as a Designated
       ____________________________________________________________________
       Roth Account contribution) may not exceed the limitations under
       _______________________________________________________________
       Section 415(c) of the Code and Section 403(b) of the Code
       _________________________________________________________

   The Contract will accept catch-up designated elective deferral contributions from participants who have attained the age of 50 by the end of the plan year in accordance with the rules and amounts set forth under Section 414(v) of the Code and the regulations there under. The limitation under
   Section 414(v) will be applied in the aggregate to all


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   employer retirement plans as specified in the Code in which the individual participates whether or not such contribution has been designated for a Code
   Section 402A Roth Account.

   The Contract may also accept rollover contributions from another Designated Roth Account in which the individual participates or as otherwise permitted under the Code; in which case the contribution limitations in the preceding sentence shall not apply.

   The Contract may also accept trustee -to trustee transfers from another Designated Roth Account under the Section 403(b) plan to the extent permitted under the Code and the plan.

   The Contract will only accept contributions otherwise permitted under
   Section 402A of the Code under the employer's Section 403(b) plan.

   Notwithstanding the above, contracts that are limited by their contractual terms to only receiving single deposits or rollover amounts will continue to have such restrictions.

5. Distributions During Annuitant's Life. All distributions under this
   ______________________________________
   Contract are subject to the distribution requirements of Section 403(b)(10) of the Code and will be made in accordance with the requirements of
   Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations there under, including Section 1.401(a)(9)-6 of the Income Tax Regulations.

   Required distributions under this section and section 6 are considered to have begun if distributions are made on account of the Annuitant reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to the Annuitant over a period permitted and in an annuity form acceptable under Section 1.401(a)(9-6 of the Income Tax Regulations.

   (a) Distributions under the annuity payment options in the contract must commence no later than the first day of April following the later of
       (1) the end of the calendar year in which the Annuitant attains age
       70 1/2, or (2) the end of the calendar year in which the Annuitant retires (unless a later date is permitted under Income Tax Regulations) ("required beginning date"); over (i) the life of the Annuitant, or the lives of the Annuitant and his or her designated beneficiary within the meaning of Section 401(a)(9) ("designated beneficiary"), or (ii) a period certain not extending beyond the period permitted under the Income Tax Regulations. Payments must be made in periodic payments at regular intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in the Income Tax Regulations. Additionally, any distribution must satisfy the incidental benefit requirements specified under the Income Tax Regulations. The distribution periods cannot exceed the periods specified under the regulations, and the incidental benefit rules also limit the payments to be made to the surviving annuity under a joint and survivor annuity after the annuitant's death.

   (b) If required distributions are to be made in a form other than one of the annuity payment options available under the contract, then the entire value of the contract will commence to be distributed no later than the required beginning date over a period certain not extending beyond the distribution period provided in the Income Tax Regulations (whether, or not there is a designated beneficiary under the contract).

       The amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the Annuitant's benefit ("contract value") as of the end of the preceding year by the distribution period provided under the Uniform Lifetime Table set forth in the Income Tax Regulations.

       In the case of a spousal beneficiary who is more than 10 years younger than the Annuitant, the remaining interest shall be distributed over a period not to exceed the joint and last survivor life expectancy of the Annuitant and the beneficiary (from the Joint and Last Survivor Life Expectancy Table provided in the Income Tax regulations) using the ages of the individual's and spouse's birthdays in the year.

       The required minimum distribution for the year the individual attains age 70 1/2 can be made as late as April 1st of the following year. The required minimum distribution for any other year must be made by the end of such year.


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6. Distributions after the Annuitant's death:
   _________________________________________

    (a)Death Before Required Distributions Commence. Upon the death of the
       _____________________________________________
       Annuitant, his or her entire interest will be distributed at least as rapidly as follows:

          (1) If the designated beneficiary is someone other than the Annuitant's surviving spouse, if the designated beneficiary elects prior to the end of the calendar year following the year of the Annuitant's death, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Annuitant's death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of the individual's death.

          (2) If the Annuitant's sole designated beneficiary is the individual's surviving spouse, if so elected by the spousal beneficiary, as in (b)(1), the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the individual's death (or by the end of the calendar year in which the annuitant would have attained age
              70 1/2, if later), over such spouse's remaining life expectancy. If the surviving spouse dies before required distributions commence to him or her, if so elected by the spouse's designated beneficiary, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of the spouse. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the contract option chosen.

          (3) If there is no designated beneficiary, or if an election has not been made under paragraph (b)(1) or (b)(2) above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Annuitant's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph (b)(2) above.

          (4) Life expectancy is determined using the Single Life Table of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in paragraph (b)(1) or
              (2) and reduced by 1 for each subsequent year. Life expectancy for distributions under an annuity payment option may not be recalculated.

7. Special rules for required distributions-For purposes of section 5 and 6:
   _________________________________________________________________________

   (a) Annuity Options. All Annuity Options under the Contract must meet the
       ________________
       requirements of Section 403(b)(10) of the Code, including the requirement that payments to persons other than the Annuitant are incidental. The provisions of this Endorsement reflecting the requirements of Section 401(a)(9) and Section 403(b)(10) of the Code override any Annuity Option, systematic withdrawal plan or other settlement option, which is inconsistent with such requirements.

       If a guaranteed period of payments is chosen under an Annuity Option, the length of the period over which the guaranteed payments are to be made must not exceed the shorter of (1) the Annuitant's life expectancy, or if a Joint and Survivor Annuity option is elected, the joint and last survivor life expectancy, and (2) the applicable maximum period under the incidental benefit requirements in the Income Tax Regulations. To the extent permitted under Treasury Regulations, guarantee periods and certain periods which do not exceed the period under the Uniform Lifetime Table may also be available.

       All payments made under a joint and survivor Annuity Option after the Annuitant's death must be made to the Survivor.

       Except to the extent Treasury regulations allow the Company to offer different Annuity Options that are agreed to by the Company, only the Annuity Options set forth in the Contract will be available. In the event a Joint and Survivor Annuity Option is elected and the survivor is not the Annuitant's spouse, the


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       percentage level of payments during the remaining lifetime of the survivor cannot exceed the amount allowed under the incidental benefit requirements in the Income Tax Regulations.

   (b) Life expectancy is computed by use of the expected return multiples under as provided in income Tax regulations under Section 401(a)(9) of the Code. Life expectancy for distributions under an annuity payment option may not be recalculated.

   (c) For purposes of determining the interest in the contract required to be distributed the "entire interest" of the contract to be distributed to the extent required under the IRS regulations shall be the account balance as of December 31st of the year prior to the distribution or other date that is appropriate under the tax law plus the actuarial value of any other benefits such as guaranteed death benefits in excess of the account balance that is to be provided under the contract and the amount of any outstanding transfer to the account.

   (d) An Annuitant shall be permitted to withdraw the required minimum distribution in any year from another Tax Sheltered Annuity or Section 403(b) (7) custodial account maintained for the benefit of the Annuitant in accordance with federal income tax rules. The Annuitant shall be responsible in such instance for determining whether the minimum requirements are met, and the Company shall have no responsibility for such determination.

   (e) Where the Annuitant participates in both a traditional pre-tax Section 403(b) plan of an employer and has also designated contributions to be made to a Designated Roth 403(b) Account under section 402A, or has made a rollover into a Designated Roth Account as permitted under Section 402A of the Code and the employer's Section 403(b) plan); the determination, allocation, or designation of the amounts required to be distributed from the 402A Designated Roth Account shall be made only as permitted under the Code and the regulations there under.

8. Premature Distribution Restrictions. Any amounts in the Contract
   ____________________________________
   attributable to contributions made pursuant to a salary reduction agreement after December 31, 1988, and the earnings on such contributions and on amounts held on December 31, 1988, may not be distributed unless the Annuitant has reached age 591/2, has a severance from employment, died, become disabled (within the meaning of Code Section 72(m)(7)) or incurred a hardship as determined by the organization described in Section 1 of this Endorsement; provided, that amounts permitted to be distributed in the event of hardship shall be limited to actual salary deferral contributions (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by Section 414(p) of the Code.

   The above withdrawal restrictions shall not apply in the case of a transfer between funding vehicles, accounts, and contracts permitted under the plan and the Code.

9. Direct Rollovers.
   _________________
   As required under Code Section 401(a)(31) and Code Section 403(b)(10), the
   __________________________________________________________________________
   Annuitant may elect to have any portion of an eligible rollover distribution
   ____________________________________________________________________________
   paid directly to another Roth Designated Account under Code Section 402A in
   ___________________________________________________________________________
   which he or she participates, or to a Roth Individual Retirement Account or
   ___________________________________________________________________________
   Roth Individual Retirement Annuity (collectively, "Roth IRAs") or as
   ____________________________________________________________________
   otherwise permitted by the Code and as specified by the Annuitant. In the
   _________________________________________________________________________
   case of the surviving spouse or an alternate payee pursuant to Section
   ______________________________________________________________________
   414(p) of the Code ("distributee"), such distributee shall be treated as if
   ___________________________________________________________________________
   he or she was the Annuitant to the extent provided under the Code and may
   _________________________________________________________________________
   elect to have any portion of the eligible rollover distribution paid
   ____________________________________________________________________
   directly to an Roth IRA, or to Designated Roth TSA in which such distributee
   ____________________________________________________________________________
   participates, or to another retirement plan or account as permitted under
   _________________________________________________________________________
   the Code.
   _________

   To the extent required by the Code, any mandatory distribution to the Annuitant in excess of $1,000 from the Designated Roth Account must be automatically rolled over to a Roth IRA designated by the plan, unless the Annuitant elects to receive it in cash or roll it over into another Designated Roth Account or into a Roth IRA.

10. Loans may not be permitted under this Contract
   ______________________________________________

11. Alternative Loan provision If your contract provides for loans, the
   ____________________________________________________________________
   following provisions apply:
   ___________________________

    a) Such loans shall in no case exceed the lesser of (1) or (2) where equals $50,000 less the excess (if any) of (i) the highest outstanding loan balance (aggregating all loans from qualified plans) during the one-year period prior to the date a loan is made over (ii) the outstanding loan balance on the date a loan is made and


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       (2) equals the greater of (i) 50% of the vested Contract Value or
       (ii) the vested Contract Value but not in excess of $10,000.

       If purchase payments have been made under a 403(b) plan subject to ERISA, the maximum loan amount cannot exceed 50% of the vested Contract Value balance with respect to the Annuitant in any case.

       The Contract or 403(b) plan may further limit the amount of the loan and the circumstances under which loans are permitted.

    b) Such loans must be repaid with 5 years from the date of the loan. Such repayment must be on a level basis over the 5-year period with repayments being made at least quarterly. If the loan is made to acquire a dwelling unit, which is to be used as the Annuitant's principal residence, it must be repaid within a reasonable time as provided in your loan agreement, which may exceed 5 years.

    c) If the Annuitant you fail to pay any loan repayment when it is due, to the extent provided in the loan agreement or as otherwise required under the federal tax law, we will treat the entire unpaid loan balance as a taxable distribution to the Annuitant at the time of the default. After a specified grace period, we will report as a distribution the amount of the unpaid loan balance (including accrued interest thereon as required under Section 72(p) of the Code and the Regulations there under. We will also, to the extent permissible under the Federal tax law, process a partial withdrawal against the Annuitant's account after the end of the grace period so as to surrender the amount of cash value necessary to pay all or a portion of the defaulted loan balance and any surrender charge and tax withholding (if required). We will only process a withdrawal under this provision if it is permissible to withdraw that amount under the Code (including Section 403(b)(11)) and ERISA. The processing of such withdrawals after the grace period will reduce the loan balance owed and stops any further interest from accruing on the portion of the loan balance offset. However, it will not prevent or reverse a default of the loan or the tax reporting of the entire loan balance as a distribution for tax purposes if any repayment has not been received by us from you by the end of the grace period for the repayment.

    d) If we are prohibited under the Federal tax law or ERISA from processing a withdrawal to repay amounts for which the Annuitant is legally in default under the terms of the loan agreement, the Annuitant will continue to be charged interest on the delinquent amounts as provided under the terms of your loan agreement until the withdrawal can be made.

    e) If required by the Federal tax law, we will also report as a taxable distribution to the Annuitant any of the interest charged and not paid with respect to any amounts in default which we are not permitted to withdraw from the account.

    f) Withdrawals and transfers will be restricted while a loan balance is outstanding.

    g) Notwithstanding anything else in the contract to the contrary, the terms of an Annuitant's loan are governed by Section 72(p) of the Code and the Regulations there under.

12. If this Contract is part of a plan which is subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), any payments and distributions under this Contract (whether as income payments, as proceeds payable at the Annuitant's death, upon partial redemption or full surrender, as loan proceeds or otherwise), and any Beneficiary designation, shall be subject to the joint and survivor annuity and pre-retirement survivor annuity requirements of ERISA Section 205.

13. The Company will furnish annual calendar year reports concerning the status of the annuity.

14. Amendments. The Company may further amend this Contract from time to time
    ___________
    in order to meet any requirements, which apply to it under the Code (including, but not limited to, Section 403(b) and 402A) or ERISA.

All other terms and conditions of the Contract remain unchanged.

Metropolitan Life Insurance Company has caused this Endorsement to be signed by its Vice-President & Secretary.


/s/ Gwenn L. Carr
--------------------------
Gwenn L. Carr
Vice-President & Secretary



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